    As filed with the Securities and Exchange Commission on February 6, 1997


                                                      Registration No. 333-20521

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                    2844                                   11-2408943
    (State or Other Jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
     Incorporation or Organization)                Classification Number)

                            ------------------------

                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
              (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                            ------------------------

                              Saul H. Magram, Esq.
              Senior Vice President, General Counsel and Secretary
                        The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                            ------------------------

                    Please send copies of communications to:

                  Jeffrey J. Weinberg, Esq.                                          Jean E. Hanson, Esq.
                      Akiko Mikumo, Esq.                                       Fried, Frank, Harris, Shriver &
                  Weil, Gotshal & Manges LLP                                               Jacobson
                       767 Fifth Avenue                                               One New York Plaza
                   New York, New York 10153                                        New York, New York 10004
                        (212) 310-8000                                                  (212) 859-8000

                            ------------------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ('Securities Act'), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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


                               INTRODUCTORY NOTE



     This Amendment No. 1 to Registration Statement No. 333-20521 is being filed with the Securities and Exchange Commission in order to include Exhibits 1.1,
5.1 and 23.2 thereto. The Prospectus which forms a part of this Amendment No. 1 is identical to the Prospectus as filed with the Securities and Exchange Commission on January 28, 1997, which Prospectus is not separately included in this Amendment No. 1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


     The following table sets forth the expenses expected to be incurred in connection with the Offerings described in this Registration Statement, other than the underwriting discount. All amounts, except the SEC registration fees, the National Association of Securities Dealers, Inc. ('NASD') filing fee and the New York Stock Exchange additional listing fee, are estimated.



SEC registration fee.........................................  $    98,215
NASD filing fee..............................................       30,500
Printing, engraving and postage fees.........................      200,000
Legal fees and expenses......................................      150,000
Accounting fees and expenses.................................       50,000
Miscellaneous................................................        1,285
                                                               -----------
  Total......................................................  $   530,000
                                                               -----------
                                                               -----------


     The Selling Stockholders have agreed to bear their proportionate share of the expenses.


Item 15. Indemnification of Directors and Officers


     Generally, Section 145 of the General Corporation Law of the State of Delaware (the 'GCL') permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses.

     The Company's By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.


     Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company has adopted a provision in its Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware law.

     The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they may not be indemnified by the Company.

Item 16. Exhibits and Financial Schedules

     (a) Exhibits:

     Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are filed as part of this Registration Statement.



EXHIBIT
NUMBER                                            DESCRIPTION OF EXHIBIT
-------                                           ----------------------
    1.1      --   Form of Underwriting Agreement.**
  (3.1)      --   Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 3 to the
                  Company's Registration Statement on Form S-1 (No. 33-97180) on November 13, 1995 (the
                  'S-1')).
  (3.2)      --   Form of Amended and Restated By-Laws (filed as Exhibit 3.2 to the S-1).
    5.1      --   Opinion of Weil, Gotshal & Manges LLP with respect to legality of the Class A Common
                  Stock.**
   23.1      --   Consent of Arthur Andersen LLP.
   23.2      --   Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).**
   24.1      --   Power of Attorney.



------------------

** Filed with this amendment.


Item 17. Undertakings


     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statem ent relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 6 day of February, 1997.


                                          THE ESTEE LAUDER COMPANIES INC.

                                          By: /s/ ROBERT J. BIGLER
                                            -------------------------------
                                            Name: Robert J. Bigler
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                Signature                                                Title
                ---------                                                -----

                    *                      Chief Executive Officer and Director
----------------------------------------   (principal executive officer)
            Leonard A. Lauder

                    *                      Director
----------------------------------------
            Ronald S. Lauder

                    *                      Director
----------------------------------------
            William P. Lauder

                    *                      Director
----------------------------------------
           Fred H. Langhammer

                    *                      Director
----------------------------------------
              Marshall Rose

                    *                      Director

----------------------------------------
             P. Roy Vagelos

                                           Director
----------------------------------------
             Faye Wattleton

                    *                      Senior Vice President and Chief Financial Officer (principal
----------------------------------------   financial and accounting officer)
            Robert J. Bigler

*By       /s/ ROBERT J. BIGLER
----------------------------------------
            Robert J. Bigler
            Attorney-in-Fact



Dated: February 6, 1997

                                    EXHIBITS

     The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:


Exhibit
Number                                            Description of Exhibit
------                                            ----------------------

 1.1     Form of Underwriting Agreement.**

 3.1     Restated Certificate of Incorporation (filed as Exhibit 3.1 to Amendment No. 3 to the Company's
         Registration Statement on Form S-1 (No. 33-97180) on November 13, 1995 (the 'S-1')).

 3.2     Form of Amended and Restated By-Laws (filed as Exhibit 3.2 to the S-1).

 5.1     Opinion of Weil, Gotshal & Manges LLP with respect to legality of the Class A Common Stock.**

 23.1    Consent of Arthur Andersen LLP.

 23.2    Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).**

 24.1    Power of Attorney.


------------------


** Filed with this amendment.